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                                                                  EXHIBIT 3(iii)

                              ARTICLES OF AMENDMENT

                               DATED MAY 27, 1997

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                              ARTICLES OF AMENDMENT

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

     Pursuant to O.C.G.A. 14-2-1006 of the Georgia Business Corporation Code, HENRY COUNTY BANCSHARES, INC., a Georgia Corporation, hereby submits the following Articles of Amendment:

                                       1.

     The name of the Corporation is HENRY COUNTY BANCSHARES, INC., and the charter number of the Corporation is 8207562.

                                       2.

     Article V of the Articles of Incorporation is hereby amended by striking said Article in its entirety and substituting in lieu thereof a new ARTICLE V to read as follows:

                                    ARTICLE V

     The Corporation shall have authority, acting by its board of directors, to issue not more than Ten Million (10,000,000) common shares having a par value of $5.00 each ("Common Stock"). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                                       3.

     The amendment was duly adopted on May 8, 1997.

                                       4.

     The foregoing Amendment was adopted by the board of directors and shareholder action was not required.

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     IN WITNESS WHEREOF, HENRY COUNTY BANCSHARES, INC., has caused these
Articles of Amendment to be executed by its duly authorized officers on this the 27/th/ day of May, 1997.

                                           HENRY COUNTY BANCSHARES, INC.

                                           By:__________________________________
                                                 Robert O. Linch,
                                                 Its Chairman of the Board

                                          By:___________________________________
                                                 Hans M. Broder, Jr.,
                                                 Its President